As filed with the Securities and Exchange Commission on May 13, 2008
Registration No. 333- 150864

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NUMBER 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Patriot Risk Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	73-1665495 (I.R.S. Employer Identification No.)
401 East Las Olas Boulevard, Suite 1540
Fort Lauderdale, Florida 33301
(954) 670-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven M. Mariano
Chairman, President and Chief Executive Officer
401 East Las Olas Boulevard, Suite 1540
Fort Lauderdale, Florida 33301
(954) 670-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Brett Pritchard Christopher A. Pesch Locke Lord Bissell & Liddell LLP 111 South Wacker Drive Chicago, Illinois 60606 (312) 443-0700	John J. Sabl Beth Flaming Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum Aggregate
Securities to be Registered	Offering Price (1)(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	$115,000,000	$4,519.50 (3)

(1)	Includes amount attributable to shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)	The registration fee was previously paid on May 9, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth in Item 16 of Part II.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
     The table below sets forth the costs and expenses payable by Patriot in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions). All amounts are estimated except the SEC registration fee. All costs and expenses are payable by Patriot.

SEC Registration Fee		$4,519.50
FINRA Filing Fees		12,000.00
Nasdaq Listing Fee		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent and Registrar Fees		*
Underwriters’ Expense Reimbursement		*
Printing and Engraving Expenses		*
Blue Sky Fees and Expenses		*
Miscellaneous Expenses		*

Total	$	*

*	To be provided by amendment.
Item 14. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.
     The registrant’s certificate of incorporation and bylaws provide that the registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.
     These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
     The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities, including certain liabilities under the Securities Act.
Item 15. Recent Sales of Unregistered Securities.
     The following sets forth information regarding securities sold by the registrant during the past three years:

1.	Between May and August, 2005, the registrant issued 23 subordinated debentures to 20 investors for a total cash consideration of $1,955,600.

2.	In January 2006, the registrant issued 169,000 shares of Class A common stock to Tarheel Group, Inc. with an aggregate value of $1,355,380.

3.	Since February 2005, the registrant has issued to directors, officers, employees and consultants options to purchase 282,500 of shares of common stock with per share exercise prices ranging from $5.00 to $14.78, and has issued 117,500 shares of common stock in stock grants to directors with an aggregate value of $942,350.
     The issuance of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or, in the case of the options referenced in Paragraph 3 above, Rule 701 under the Securities Act. The recipients of securities in each transaction exempt under Section 4(2) of the Securities Act represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and other instruments issued in each such transaction. The sales of these securities were made without general solicitation or advertising and without the involvement of any underwriter.
Item 16. Exhibits and Financial Statement Schedules.
(a)	Exhibits.

Exhibit
No.	Description of Exhibit

1.1	Form of Underwriting Agreement*

2.1	Stock Purchase Agreement dated March 4, 2008 between SunTrust Bank Holding Company and Guarantee Insurance Group, Inc.**

3.1	Amended and Restated Certificate of Incorporation of the Registrant*

3.2	Amended and Restated Bylaws of the Registrant*

4.1	Investor Rights Agreement, dated November 2, 2004, among the Registrant, Steven M. Mariano and Westwind Holding Company, LLC**

4.2	Waiver, dated March 5, 2008 relating to Investor Rights Agreement, dated November 2, 2004, among the Registrant, Steven M. Mariano and Westwind Holding Company, LLC**

4.3	Form of Guarantee Insurance Company’s Surplus Notes**

4.4	Form of Registrant’s Subordinated Debentures**

5.1	Opinion of Locke Lord Bissell & Liddell LLP*

10.1	Employment Agreement between the Registrant and Steven M. Mariano*

10.2	Offer Letter to Theodore G. Bryant dated November 17, 2006**

10.3	Employment Agreement between the Registrant and Theodore G. Bryant*

Exhibit
No.	Description of Exhibit

10.4	Offer Letter to Timothy J. Ermatinger dated August 1, 2007**

10.5	Employment Agreement between the Registrant and Timothy J. Ermatinger*

10.6	Employment Agreement, dated as of February 11, 2008, between the Registrant and Michael W. Grandstaff**

10.7	2005 Stock Option Plan**

10.8	Form of Option Award Agreement for 2005 Stock Option Plan

10.9	2006 Stock Option Plan**

10.10	Form of Option Award Agreement for 2006 Stock Option Plan

10.11	2008 Stock Incentive Plan*

10.12	Form of Option Award Agreement for 2008 Stock Incentive Plan*

10.13	Commercial Loan Agreement, Addendum to Commercial Loan Agreement and Consent in relation to Addendum to Commercial Loan Agreement dated March 30, 2006 among Brooke Credit Corporation, the Registrant, Brandywine Insurance Holdings, Inc. and Patriot Risk Services, Inc.**

10.14	Commercial Promissory Note and Addendum A to Promissory Note dated March 30, 2006 among Brooke Credit Corporation, the Registrant, Brandywine Insurance Holdings, Inc. and Patriot Risk Services, Inc.**

10.15	Commercial Security Agreement and Addendum A to Commercial Security Agreement dated March 30, 2006 among Brooke Credit Corporation, the Registrant, Brandywine Insurance Holdings, Inc. and Patriot Risk Services, Inc.**

10.16	Extension of Security Agreement dated March 30, 2006 among Brooke Credit Corporation, the Registrant, Brandywine Insurance Holdings, Inc. and Patriot Risk Services, Inc.**

10.17	Stock Pledge Agreement dated March 30, 2006 between Brooke Credit Corporation and Brandywine Insurance Holdings, Inc.**

10.18	Irrevocable Proxy undated by Brandywine Insurance Holdings, Inc. appointing Brooke Credit Corporation**

10.19	Irrevocable Proxy undated by Registrant appointing Brooke Credit Corporation**

10.20	Guaranty and Addendum A to Guaranty dated March 30, 2006 between Brooke Credit Corporation and Steven M. Mariano**

10.21	Amendment to Commercial Loan Agreement (Including Joinder of Additional Borrowers) dated September 27, 2006 among Brooke Credit Corporation, the Registrant, Brandywine Insurance Holdings, Inc., Patriot Risk Services, SunCoast Capital, Inc., Patriot Risk Management, Inc. and Patriot Risk Management of Florida, Inc.**

10.22	Commercial Promissory Note dated September 27, 2006 among Brooke Credit Corporation, the Registrant, Brandywine Insurance Holdings, Inc., Patriot Risk Services, SunCoast Capital, Inc., Patriot Risk Management, Inc. and Patriot Risk Management of Florida, Inc.**

Exhibit
No.	Description of Exhibit

10.23	Form of Commercial Security Agreement dated September 27, 2006 between Brooke Credit Corporation and SunCoast Capital, Inc., Patriot Risk Management, Inc. and Patriot Risk Management of Florida, Inc.**

10.24	Form of Extension of Security Agreement dated September 27, 2006 between Brooke Credit Corporation and SunCoast Capital, Inc., Patriot Risk Management, Inc. and Patriot Risk Management of Florida, Inc.**

10.25	Second Amendment to Commercial Loan Agreement dated November 16, 2006, among Brooke Credit Corporation, the Registrant, Brandywine Insurance Holdings, Inc., Patriot Risk Services, SunCoast Capital, Inc., Patriot Risk Management, Inc. and Patriot Risk Management of Florida, Inc.**

10.26	Third Amendment to Commercial Loan Agreement dated February 19, 2008, among Brooke Credit Corporation, the Registrant, Brandywine Insurance Holdings, Inc., Patriot Risk Services, SunCoast Capital, Inc., Patriot Risk Management, Inc. and Patriot Risk Management of Florida, Inc.**

10.27	Fourth Amendment to Commercial Loan Agreement*

10.28	Workers’ Compensation Excess of Loss Reinsurance Agreement GIC-001/2007 between Guarantee Insurance Company and National Indemnity Insurance Company**

10.29	Workers’ Compensation Excess of Loss Reinsurance Agreement GIC-002/2007 between Guarantee Insurance Company and Midwest Employers Casualty Company**

10.30	Workers’ Compensation Excess of Loss Reinsurance Agreement GIC-003/2007 between Guarantee Insurance Company, as Cedent, and Max Re, Ltd., Aspen Insurance UK Limited and Various Underwriters at Lloyds, as Reinsurers**

10.31	Workers’ Compensation Excess of Loss Reinsurance Agreement between Guarantee Insurance Company, as Cedent, and Aspen Insurance UK Limited and Various Underwriters at Lloyds, as Reinsurers**

10.32	Quota Share Reinsurance Agreement GIC-005/2007 between Guarantee Insurance Company and National Indemnity Insurance Company**

10.33	Collateral Carry Forward Agreement for Owner of Segregated Portfolio in Caledonian Reinsurance SPC, dated August 16, 2005, among Westwind Holding Company, LLC, Progressive Employer Services III, LLC and Guarantee Insurance Company**

10.34	Subordinated Debenture between the Registrant and Westwind Holding Company, LLC*

10.35	Non-Negotiable Fully Subordinated Surplus Note, dated August 13, 2004, between Guarantee Insurance Company and Westwind Holding Company, LLC**

10.36	Workers Compensation Reinsurance Agreement Quota Share Agreement and Aggregate Excess of Loss, dated August, 2005, between Guarantee Insurance Company and Segregated Portfolio 110, a segregated portfolio of Caledonian Reinsurance SPC**

10.37	Note Offset and Call Option Agreement dated July 29, 2004 and Amendment dated November 2, 2004 between Guarantee Insurance Company and Westwind Holding Company, LLC**

10.38	Participation Agreement dated August 16, 2004 between Westwind Holding Company, LLC and Caledonian Reinsurance SPC**

Exhibit
No.	Description of Exhibit

10.39	Renewal Participation Agreement dated August 16, 2005 between Westwind Holding Company, LLC and Caledonian Reinsurance SPC**

10.40	Subscription Agreement between Westwind Holding Company, LLC and Caledonian Reinsurance SPC*

10.41	Purchase and Sale Agreement dated January 1, 2006 between The Tarheel Group, Inc., Tarheel Insurance Management Company and the Registrant.**

10.42	Promissory Note dated June 13, 2006 between The Tarheel Group, Inc. and the Registrant.**

10.43	Personal Guaranty of Promissory Note dated June 13, 2006 between the Registrant. and Steven M. Mariano**

10.44	Contribution Agreement dated April 20, 2007 between Steven M. Mariano and Registrant.**

10.45	Form of Director Indemnification Agreement*

10.46	Settlement Stipulation and Release dated June 28, 2007 among Foundation Insurance Company, Steven M. Mariano, New Pacific International, Inc. and Peterson, Goldman & Villani, Inc.**

10.47	Stock Pledge Agreement between Brooke Credit Corporation and the Registrant*

21.1	Subsidiaries of the Registrant**

23.1	Consent of Locke Lord Bissell & Liddell LLP (included as part of its opinion to be filed as Exhibit 5.1 hereto)

23.2	Consent of BDO Seidman, LLP**

24.1	Power of Attorney**

*	To be filed by amendment

**	Previously filed

(b)	Financial Statement Schedules.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on May 13, 2008.

Patriot Risk Management, Inc.
By:	/s/ Michael W. Grandstaff
Michael W. Grandstaff
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven M. Mariano	Principal Executive Officer and Director	May 13, 2008

/s/ Michael W. Grandstaff Michael W. Grandstaff	Principal Financial Officer and Principal Accounting Officer	May 13, 2008

* Richard F. Allen	Director	May 13, 2008

* John R. Del Pizzo	Director	May 13, 2008

* Timothy J. Tompkins	Director	May 13, 2008

* Ronald P. Formento Sr.	Director	May 13, 2008

* C. Timothy Morris	Director	May 13, 2008

/s/ Theodore G. Bryant Theodore G. Bryant, Attorney in Fact		May 13, 2008